Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

EPICOR SOFTWARE CORPORATION

a Delaware Corporation

As amended October 13, 2008

-i-

TABLE OF CONTENTS

(Continued)

-ii-

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 3. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All meetings of stockholders for the election of directors shall be held at such place either within or without the State of Delaware as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. Annual meetings of stockholders shall be held at a time and date designated by the Board of Directors for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

Section 3. Advance Notification Procedures.

(a) Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the Board of Directors, or (C) by a stockholder of the Corporation who (1) is a stockholder of record at the time of the giving of the notice required by this Section 3(a) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 3(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor thereto (the “Exchange Act”) and included in the Corporation’s notice of meeting).

(i) To comply with clause (C) of Section 3(a) above, a stockholder’s notice must set forth all information required under this Section 3(a) and must be timely received by the secretary of the Corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the Corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 3(a)(i). “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(ii) To comply with clause (C) of Section 3(a) above and be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the Corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business

Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 3, a “Stockholder Associated Person” of any stockholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (C) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (A) and (B).

(iii) Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 3(a) and, if applicable, Section 3(b). The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 3(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b) Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 3(b) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or (B) by a stockholder of the Corporation who (1) was a stockholder of record at the time of the giving of the notice required by this Section 3(b) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 3(b). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

(i) To comply with clause (B) of Section 3(b) above, a nomination to be made by a stockholder must set forth all information required under this Section 3(b) and must be received by the secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with, the final three sentences of Section 3(a)(i) above.

(ii) To comply with clause (B) of Section 3(b) above and be in proper written form, such stockholder’s notice to the secretary must set forth:

(1) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2) as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 3(a)(ii) above, and the supplement referenced in the second sentence of Section 3(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(iii) At the request of the Board of Directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the Corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 3(b).

(iv) Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 3(b). The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c) Advance Notice of Director Nominations for Special Meetings.

(i) For a special meeting of stockholders duly called pursuant to Section 4 at which directors are to be elected, nominations of persons for election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 3(c) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the Corporation that includes the information set forth in Sections 3(b)(ii) and (b)(iii) above. To be timely, such notice must be received by the secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (a) by or at the direction of the Board of Directors or (b) by a stockholder in accordance with the notice procedures set forth in this Section 3(c).

(ii) The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(d) Other Requirements and Rights. In addition to the foregoing provisions of this Section 3, a stockholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3; provided, however, that any reference in this Section 3 to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 3(a)(C) or Section 3(c)(i)(2), including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the Corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 3 shall be deemed to affect (1) any right of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or (2) any right of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 4. Special Meetings.

(a) A special meeting of the stockholders, other than those required by statute, may be called at any time only by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, chairperson of the Board of Directors, chief executive officer or president (in the absence of a chief executive officer), but a special meeting may not be called by any other person or persons. For purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(b) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. Nothing contained in this Section 4(b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 5. Notice; Waiver of Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Quorum; Adjournment. Except as otherwise required by law, or provided by the Certificate of Incorporation or these Bylaws, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of enough votes to leave less than a quorum, if any action taken is approved by at least a majority of the required quorum to conduct that meeting. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 7. Voting. Except as otherwise required by law, or provided by the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders at which a quorum is present shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless such proxy provides for a longer period. Elections of directors need not be by ballot unless the Chairman of the meeting so directs or unless a stockholder demands election by ballot at the meeting and before the voting begins.

Section 8. Stockholder Action by Written Consent Without a Meeting. Common stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Any action contemplated by common stockholders must be taken at a duly called annual or special meeting.

Section 9. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to the identity of the stockholders who are entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or who are entitled to vote in person or by proxy at any meeting of stockholders.

Section 11. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint one or more persons (who shall not be candidates for office) as inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, or if an appointed inspector fails to appear or fails or refuses to act at a meeting, the Chairman of any meeting of stockholders may, and on the request of any stockholder or his proxy shall, appoint an inspector or inspectors of election at the meeting. The duties of such inspector(s) shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders. In the event of any dispute between or among the inspectors, the determination of the majority of the inspectors shall be binding.

Section 12. Organization. At each meeting of stockholders, the Chairman of the Board of Directors, if one shall have been elected, (or in his absence or if one shall not have been elected, the President) shall act as Chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the Chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 13. Order of Business. The order and manner of transacting business at all meetings of stockholders shall be determined by the Chairman of the meeting.

ARTICLE III

DIRECTORS

Section 1. Powers. Except as otherwise required by law or provided by the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number and Election of Directors. Subject to any limitations in the Certificate of Incorporation, the authorized number of directors of the Corporation shall be not less than four (4) nor more than seven (7). The exact number of Directors within these limits shall be fixed from time to time by resolution of the Board of Directors of the Corporation. The number of Directors shall be so variable until changed by an amendment to this Section 2 of Article III of these Bylaws adopted by the affirmative vote of a majority of the entire Board of Directors or by the stockholders at the annual meeting. The number of Directors presently authorized is four (4). Directors shall be elected at each annual meeting of stockholders to replace directors whose terms then expire, and each director elected shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Any director may resign at any time effective upon giving written notice to the Corporation, unless the notice specifies a later time for such resignation to become effective. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor prior to such effective time to take office when such resignation becomes effective. Directors need not be stockholders.

Section 3. Vacancies. Subject to the limitations in the Certificate of Incorporation, vacancies in the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so selected shall hold office for the remainder of the full term of office of the former director which such director replaces and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent directors.

Section 4. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time, as may be determined from time to time by the Board of Directors.

Section 5. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place, either within or without the State of Delaware, on such date, and at such time, as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware, at such date and time, as the Board of Directors may from time to time determine and, if so determined by the Board of Directors, notices thereof need not be given.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Secretary or by any director. Notice of the date, time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or by facsimile, charges prepaid, addressed to each director at the director’s address or facsimile transmission number, as the case may be, as is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or facsimile, it shall be delivered personally or by telephone or by facsimile at least forty-eight (48) hours before the time of the holding of the meeting. The notice need not specify the purpose of the meeting. A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 8. Quorum; Vote Required for Action; Adjournment. Except as otherwise required by law, or provided in the Certificate of Incorporation or these Bylaws, a majority of the directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors and the affirmative vote of not less than a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum to conduct that meeting. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

Section 9. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 10. Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

Section 11. Committees. The Board of Directors may, by resolution passed unanimously by the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the event of the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the committee member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any committee, to the extent allowed by law and as provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report to the Board of Directors when required.

Section 12. Compensation. The directors may be paid such compensation for their services as the Board of Directors shall from time to time determine.

Section 13. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or in which one or more of its directors or officers have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1. Officers. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Financial Officers and Treasurers, one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.

Section 2. Appointment of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be appointed by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

Section 3. Subordinate Officers. The Board of Directors may appoint, and may empower the Chief Executive Officer or President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation of Officers. Subject to the rights of an officer under any contract, any officer may be removed at any time, with or without cause, by the Board of Directors or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights of the Corporation under any contract to which the officer is a party.

Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

Section 6. Chairman of the Board. The Chairman of the Board, if such an officer is elected, shall, if present, preside at meetings of the stockholders and of the Board of Directors. He shall, in addition, perform such other functions (if any) as may be prescribed by the Bylaws or the Board of Directors.

Section 7. Vice Chairman of the Board. The Vice Chairman of the Board, if such an officer is elected, shall, in the absence or disability of the Chairman of the Board, perform all duties of the Chairman of the Board and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chairman of the Board. The Vice Chairman of the Board shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8. Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. He shall exercise the duties usually vested in the chief executive officer of a corporation and perform such other powers and duties as may be assigned to him from time to time by the Board of Directors or prescribed by the Bylaws. In the absence of the Chairman of the Board and any Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors.

Section 9. President. The President of the Corporation shall, subject to the control of the Board of Directors and the Chief Executive Officer of the Corporation, if there be such an officer, have general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws or the Chief Executive Officer of the Corporation. In the absence of the Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer, the President shall preside at all meetings of the Board of Directors and stockholders.

Section 10. Vice President. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws, and the President, or the Chairman of the Board.

Section 11. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and a summary of the proceedings.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the Bylaws or required by law to be given, and he shall keep or cause to be kept the seal of the Corporation if one be adopted, in safe custody, and shall have such powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 12. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall also have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE V

STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation (i) by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Chief Financial Officer or the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

Section 2. Signatures. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Corporation may issue a new certificate in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Corporation may, in the discretion of the Board of Directors and as a condition precedent to the issuance of such new certificate, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond (or other security) sufficient to indemnify it against any claim that may be made against the Corporation (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws or in any agreement with the stockholder making the transfer. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

Section 5. Record Holders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the record holder of shares to receive dividends, and to vote as such record holder, and to hold liable for calls and assessments a person registered on its books as the record holder of shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VI

INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was, or is, made a party, or who is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is, or was, a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this

Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise (hereinafter an “undertaking”).

Section 2. Right of Indemnitee to Bring Suit. If a claim under Section 1 of this Article VI is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article VI or otherwise shall be on the Corporation.

Section 3. Non-Exclusivity of Rights. The rights of indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 5. Indemnification of Employees or Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors or officers of the Corporation.

Section 6. Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determinates, greater than, those provided for in this Article VI.

Section 7. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Subject to limitations contained in the General Corporation Law of the State of Delaware and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The Corporation shall have a corporate seal in such form as shall be prescribed by the Board of Directors.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Stockholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by applicable law.

Section 6. Voting of Stock Owned by the Corporation. The Chairman of the Board, the Chief Executive Officer, the President and any other officer of the Corporation authorized by the Board of Directors shall have power, on behalf of the Corporation, to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 7. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these Bylaws.

Section 8. Amendments. Subject to the General Corporation Law of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may by the affirmative vote of a majority of the entire Board of Directors amend or repeal these Bylaws, or adopt other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority of the combined voting power of the then outstanding shares of capital stock of all classes and series of the Corporation entitled to vote generally in the election of directors, voting as a single class, provided that, in the notice of any such special meeting, notice of such purpose shall be given.